UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

Harpoon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38800	47-3458693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd, Suite 300 South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 443-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HARP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Inducement Plan.

On June 27, 2022, the Board of Directors (the “Board”) of the Harpoon Therapeutics, Inc. (the “Company”) approved the Company’s 2022 Inducement Plan (the “Plan”) to reserve 1,000,000 shares of the Company’s common stock to be used exclusively for grants of awards to individuals that were not previously employees or directors of the Company (or following a bona fide period of non-employment of the Company), as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The Plan was approved by the Board without stockholder approval pursuant to Rule 5635(c)(4). The Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, and other stock-based awards. The terms and conditions of the Plan are substantially similar to the Company’s stockholder-approved 2019 Equity Incentive Plan.

The foregoing description of the terms of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan and the forms of award agreements adopted under the Plan, copies of which are included hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company virtually held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on June 22, 2022. At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2022. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for, withheld or against each matter, and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1. Election of Directors.

The Company’s stockholders elected the Class III director nominees below to the Company’s Board of Directors, each to hold office until the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The votes regarding the election of directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Julie Eastland	21,958,456	2,628,530	4,597,450
Scott Myers	21,578,747	3,008,239	4,597,450

Proposal No. 2. Ratification of Selection of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

Votes For	Votes Against	Abstentions
29,149,482	13,818	21,136

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Harpoon Therapeutics, Inc. 2022 Inducement Plan, Form of Stock Option Grant Notice, Option Agreement, Form of Restricted Stock Grant Notice and Restricted Stock Unit Award Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harpoon Therapeutics, Inc.

Date: June 28, 2022	By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer